As filed with the United States Securities and Exchange Commission on April 30, 2010

 Registration Statement No. 333- _______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
_______________________________
MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-1114430 (I.R.S. Employer Identification Number)

1500 Ronson Road, Iselin, New Jersey 08830 (732) 634-1500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________________
A. BRUCE O’CONNOR
Vice President and Chief Financial Officer
Middlesex Water Company
1500 Ronson Road, Iselin, New Jersey 08830-3020
(732) 638-7502
(Name, address, including zip code. and telephone number, including area code, of agent for service)

_______________________________
With Copies to: DOUGLAS R. BROWN, ESQ. Norris, McLaughlin & Marcus, P.A. 721 Route 202-206, P.O. Box 5933 Bridgewater, New Jersey 08807 (908)722-0700
_______________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective, as determined by market conditions and other matters.
_______________________________

If only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective, registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company:

☐      Large accelerated filer
☒     Accelerated filer
☐      Non-accelerated filer
☐      Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum Aggregate Offering price	Amount of registration fee
Common Stock, without par value	5,000,000	$18.00	$90,000,000	$6,417

(1)
Estimated solely for the purpose of calculating the registration fee.  Such estimate has been computed in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of Registrant’s Common Stock reported on the Nasdaq Global Select Market on April 28, 2010.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS THE CASE MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2010

PROSPECTUS

5,000,000 Shares of
 Common Stock

This prospectus relates to 5,000,000 shares of our common stock that we may sell from time to time in one or more offerings.  This prospectus will allow us to issue and sell shares over time.  We will provide a prospectus supplement each time we issue shares, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document.  You should read this prospectus and each applicable prospectus supplement carefully before you invest.

Our common stock is listed for trading on The Nasdaq Global Select Market under the symbol “MSEX”. On April 29, 2010, the last reported sale price for our common stock was $18.32 per share.

We may sell securities directly to you or through underwriters, dealers or agents.  The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of these securities.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 3 of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2010.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell common stock in one or more offerings under this registration statement.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell any securities under this prospectus, we will provide a prospectus supplement filed with the SEC that will contain specific information about the terms of that offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our securities.

The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the securities we may offer under this prospectus. We may file certain other legal documents that will control the terms of the securities we may offer under this prospectus as exhibits to the registration statement or as exhibits to reports we file with the SEC. The registration statement and the reports can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only upon the information contained in, or incorporated into, this prospectus and the applicable prospectus supplement that contains specific information about the securities we are offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

The terms “Company” “we,” “our,” and “us” refer to Middlesex Water Company and its subsidiaries, including Tidewater Utilities, Inc. (“Tidewater”) (and Tidewater’s wholly-owned subsidiaries, Southern Shores Water Company, LLC (“Southern Shores”) and White Marsh Environmental Systems, Inc. (“White Marsh”)), Tidewater Environmental Services, Inc. (“TESI”), Pinelands Water Company (“Pinelands Water”) and Pinelands Wastewater Company (“Pinelands Wastewater” and, collectively with Pinelands Water, “Pinelands”), Utility Service Affiliates, Inc. (“USA”), Utility Service Affiliates (Perth Amboy) Inc., (“USA-PA”), and Twin Lakes Utilities, Inc. (“Twin Lakes”). The term “you” refers to a prospective investor. The term “Middlesex System” refers to our central New Jersey water utility. To understand the offering fully and for a more complete description of the offering you should read this entire document and the prospectus supplement carefully, including especially the “Risk Factors” section, as well as the documents to which we have referred you in the section entitled “Where You Can Find More Information.”

Our Company

Middlesex Water Company has operated as a water utility in New Jersey since 1897, in Delaware, through our wholly-owned subsidiary, Tidewater, since 1992 and in Pennsylvania, though our wholly-owned subsidiary, Twin Lakes, since 2009. We are in the business of collecting, treating, distributing and selling water for domestic, commercial, municipal, industrial and fire protection purposes. We also operate a New Jersey municipal water and wastewater system under contract and provide wastewater services in New Jersey and Delaware through our subsidiaries. We are regulated as to the rates charged to customers for water and wastewater services, as to the quality of water service we provide and as to certain other matters. Our issuances of equity securities are subject to the prior approval of the New Jersey Board of Public Utilities (the “NJBPU”) and require registration with the SEC, unless an exemption from registration is available.  Our issuances of long-term debt securities are subject to the prior approval of the utility commissions by which the issuing subsidiary is regulated. Only our USA, USA-PA and White Marsh subsidiaries are not regulated utilities.

Our Middlesex System provides water services to approximately 59,800 retail customers, primarily in central New Jersey. The Middlesex System also provides water service under contract to municipalities in central New Jersey with a total population of approximately 303,000. Through our subsidiary, USA-PA, we operate the water supply system and wastewater system for the City of Perth Amboy, New Jersey. Our other New Jersey subsidiaries, Pinelands Water and Pinelands Wastewater, provide water and wastewater services to residents in Southampton Township, New Jersey.  Our USA subsidiary offers residential customers in New Jersey and Delaware a service line maintenance program called LinecareSM.

Our Delaware subsidiaries, Tidewater and Southern Shores, provide water services to approximately 33,200 retail customers in New Castle, Kent and Sussex Counties, Delaware. Our TESI subsidiary provides regulated wastewater service to approximately 1,900 residential retail customers in Delaware. Our White Marsh subsidiary serves an additional 7,200 customers under unregulated operating contracts with various owners of small water and wastewater systems in Kent and Sussex Counties.

Our Twin Lakes subsidiary provides water system services to approximately 120 customers in Shohola, Pennsylvania.

Our Strategy

Our strategy is focused on four key areas:

•	Serve as a trusted and continually-improving provider of safe, reliable and cost-effective water, wastewater and related services.

•	Provide a comprehensive suite of water and wastewater solutions in the continually-developing Delaware market that results in profitable growth.

•	Pursue profitable growth in our core states of New Jersey and Delaware, as well as additional states.

•	Invest in products, services and other viable opportunities that complement our core competencies.

Recent Developments

Middlesex Rate Matters

On March 17, 2010, Middlesex’s application with the NJBPU seeking permission to increase its base rates was partially approved, granting an increase in annual operating revenues of 13.57%, or $7.8 million.  The rate increase request was made to seek recovery of increased costs of operations, chemicals and fuel, electricity, taxes, labor and benefits, decreases in industrial and commercial customer demand patterns, as well as capital investment.  The new rates are designed to recover these increased costs, as well as a return on invested capital in rate base of $180.3 million based on a return on equity of 10.30%.

Corporate Information

Our executive offices are located at 1500 Ronson Road, Iselin, New Jersey 08830-3020. Our telephone number is (732) 634-1500 and our website is www.middlesexwater.com.  The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks.  Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2009, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.  In such case, the trading price of our securities could decline and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and in the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).  The Company intends that these statements be covered by the safe harbors created under those sections.  These statements include, but are not limited to:

-	statements as to expected financial condition, performance, prospects and earnings of the Company;
-	statements regarding strategic plans for growth;
-	statements regarding the amount and timing of rate increases and other regulatory matters, including the recovery of certain costs recorded as regulatory assets;
-	statements as to the Company’s expected liquidity needs during the upcoming fiscal year and beyond and statements as to the sources and availability of funds to meet its liquidity needs;
-	statements as to expected rates, consumption volumes, service fees, revenues, margins, expenses and operating results;
-	statements as to the Company’s compliance with environmental laws and regulations and estimations of the materiality of any related costs;
-	statements as to the safety and reliability of the Company’s equipment, facilities and operations;
-	statements as to financial projections;
-	statements as to the ability of the Company to pay dividends;
-	statements as to the Company’s plans to renew municipal franchises and consents in the territories it serves;
-	expectations as to the amount of cash contributions to fund the Company’s retirement benefit plans, including statements as to anticipated discount rates and rates of return on plan assets;
-	statements as to trends; and
-	statements regarding the availability and quality of our water supply.

These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from anticipated results and outcomes include, but are not limited to:
-	the effects of general economic conditions;
-	increases in competition in the markets served by the Company;
-	the ability of the Company to control operating expenses and to achieve efficiencies in its operations;
-	the availability of adequate supplies of water;
-	actions taken by government regulators, including decisions on base rate increase requests;
-	new or additional water quality standards;
-	weather variations and other natural phenomena;
-	the existence of financially attractive acquisition candidates and the risks involved in pursuing those acquisitions;
-	acts of war or terrorism;
-	significant changes in housing starts in Delaware;
-	the availability and cost of capital resources;
-	the ability to translate Preliminary Survey & Investigation charges into viable projects; and
-	other factors discussed elsewhere in this prospectus.

Many of these factors are beyond the Company’s ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which only speak to the Company’s understanding as of the date of this prospectus. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. For an additional discussion of factors that may affect the Company’s business and results of operations, see “Risk Factors.”

USE OF PROCEEDS

We will receive all of the net proceeds from the sale of shares of our common stock.  Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our shares for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, the financing of capital expenditures and working capital.

The actual application of proceeds from the sale of shares of our common stock issued hereunder will be described in the applicable prospectus supplement relating thereto. Our management will have broad discretion in the allocation of net proceeds from the sale of any securities sold by us.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 40,000,000 shares of common stock, without par value, 134,472 shares of Preferred Stock, without par value, and 100,000 shares of Preference Stock, without par value. As of April 29, 2010, there were 13,566,281 shares of common stock outstanding, an aggregate of 31,873 shares of Preferred Stock outstanding in four separate series and no shares of Preference Stock outstanding. The issuance of the common stock offered hereby is subject to approval by the NJBPU.

The transfer agent for the common stock is Registrar and Transfer Company. Our outstanding common stock is traded on The Nasdaq Global Select Market under the symbol “MSEX”.

Certain New Jersey state laws and provisions in our Restated Certificate of Incorporation may deter or prevent a change in control of us and/or a change in management, even if desired by a majority of the shareholders.

The following is a brief summary of certain information relating to our common stock, Preferred Stock and Preference Stock. This summary does not purport to be complete and is intended to outline such information in general terms only.

Dividend Rights

Our Restated Certificate of Incorporation provides that whenever full dividends have been paid on the Preferred Stock and the Preference Stock outstanding for all past quarterly periods, the Board of Directors may declare and pay dividends on the common stock out of legally available funds.

The dividend rate for our varying classes of Preferred Stock is as follows: $7 per share per annum for the $7 Series Cumulative Preferred Stock, $4.75 per share per annum for the $4.75 Series Cumulative Preferred Stock, $7 per share per annum for the $7 Cumulative and Convertible Preferred Stock, and $8 per share per annum for the $8 Series Cumulative and Convertible Preferred Stock.  As of the quarter ended March 31, 2010, all such dividends have been paid.

Voting Rights

Every holder of our common stock is entitled to one vote for each share held of record. Our Restated Certificate of Incorporation and By-laws provide for a Board of Directors divided into three classes of directors serving staggered three-year terms. A classified board has the effect of increasing the time required to effect a change in control of the Board of Directors. Our By-laws provide that nominations for directors must be (i) made in writing, (ii) received by the Secretary of the Company not less than 21 days prior to the date fixed for the meeting of shareholders and (iii) accompanied by the written consent of the nominee to serve as a director. In addition, the Restated Certificate of Incorporation provides that the By-laws may only be amended by shareholders if the holders of two-thirds or more of the issued and outstanding shares of common stock vote for the amendment. Our Restated Certificate of Incorporation also provides that shareholders may take action only at an annual or special meeting upon prior notice and pursuant to a vote.

No holder of Preferred Stock has any right to vote for the election of directors or, except as otherwise required by law, for any other purpose; provided, however, that if and whenever dividends on the outstanding

Preferred Stock are in arrears in an amount equal to at least four quarterly dividends, the holders of the outstanding Preferred Stock of all series, voting as a class, are entitled, until all dividends in arrears are paid, to elect two members to the Board of Directors, which two members shall be in addition to the directors elected by the holders of the common stock. Holders of Preference Stock (none of which has been issued) will have such voting rights as are established by the Board of Directors, provided that such voting rights will not exceed or be superior to the voting rights of the holders of common stock. Whenever dividends on the outstanding Preference Stock are in arrears in an amount equal to at least four quarterly dividends, the holders of the outstanding Preference Stock of all series, voting as a class, are entitled, until all dividends in arrears are paid, to elect two members to the Board of Directors, which two members shall be in addition to the members elected by the holders of the common stock and by the holders of Preferred Stock. In addition, unless certain tests set forth in our charter are met, the consent of the holders of a majority of the outstanding shares of Preferred Stock of all series, voting as a class, is required for issuance or sale of any additional series of Preferred Stock or any class of stock ranking prior to or on a parity with Preferred Stock as to dividends or distributions. The consent of the holders of a majority in interest of the outstanding Preference Stock of all series, voting as a class, is required to create or authorize any stock ranking prior to Preference Stock as to dividends or in liquidation, or to create or authorize any obligation or security convertible into shares of any such stock, except that such consent is not required with respect to any increase in the number of shares of Preferred Stock which we are authorized to issue or with respect to the creation and establishment of any series of our Preferred Stock.

Convertibility

The conversion feature of the no par $7.00 Series Cumulative and Convertible Preferred Stock allows the holders of such shares of such Preferred Stock to exchange one convertible preferred share for twelve shares of our common stock. In addition, such may redeem up to 10% of the outstanding convertible stock in any calendar year at a price equal to the fair market value of twelve shares of our common stock for each share of convertible stock redeemed.

The conversion feature of the no par $8.00 Series Cumulative and Convertible Preferred Stock allows us to exchange one convertible share of such Preferred Stock for 13.714 shares of our common stock.

The other series of our Preferred Stock and the Preference Stock are not convertible into shares of common stock.

Liquidation Rights

Holders of common stock are entitled to share on a pro-rata basis, subject to the rights of holders of our First Mortgage Bonds, Preferred Stock and Preference Stock, in our assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up.

Restriction on Acquisitions

As a New Jersey corporation with its headquarters and principal operations in that state, we are a “resident domestic corporation” as defined in New Jersey’s Shareholder Protection Act (the “Act”). The Act bars any “business combination” as defined in the Act (generally, a merger or other acquisition transaction) with any person or affiliate of a person who owns 10% or more of the outstanding voting stock of a resident domestic corporation for a period of five years after such person first owns 10% or more of such stock, unless the “business combination” both is approved by the board of directors of the resident domestic corporation prior to the time that person acquires 10% or more of the resident domestic corporation’s voting stock and meets certain other statutory criteria.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

We have an Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the “DRP”) under which (i) any person not currently a shareholder may purchase shares of common stock having an aggregate value of  at least $500 and not more than  $10,000, and  (ii) any current shareholders may have cash dividends on all or a portion of their shares of common stock or Preferred Stock automatically reinvested in newly issued shares of common stock and may invest up to an additional $25,000 per quarter in newly issued shares of common stock. Under the DRP, we may permit the purchase of shares of common stock at ninety-five percent (95%) of market value for specified periods as announced by us from time to time. We last authorized the purchase of shares of common stock at ninety-five percent (95%) of market value during the period beginning February 1, 2010 and ending June 1, 2010. After June 1, 2010, the purchase of shares under the DRP will be made at one hundred percent (100%) of fair market value. No commission or service charge is paid by participants in connection with any of their purchases under the DRP. The cumulative amount of shares issued under the DRP as of April 29, 2010 is 1,841,759.

PLAN OF DISTRIBUTION

We may sell our securities from time to time directly to purchasers or through underwriters, dealers or agents, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales of our securities. We may use these methods in any combination.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.

•
We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

•	We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities in connection with the distribution.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•
If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business for which they will receive compensation.

Representatives of the underwriters or agents through whom our securities are or may be sold may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate short covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate short covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time.

The maximum consideration or discount to be received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker dealer will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with the validity of the common stock offered hereby will be passed upon for us by Norris, McLaughlin & Marcus, P.A. Walter G. Reinhard, a member of the firm, is also one of our directors, and owns 3,052 shares of our common stock.

EXPERTS

The consolidated financial statements of Middlesex Water Company as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and management’s assessment of the  effectiveness of internal control over financial reporting as of December 31, 2009 (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of ParenteBeard LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy these reports, proxy statements, and other information at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms.  Our SEC filings are also available at the SEC’s web site at www.sec.gov.  In addition, you can read and copy our SEC filings at the office of the Financial Industry Regulatory Authority, Inc. at 1735 K Street, Washington, DC 20006.

We make available free of charge through our Internet website at www.middlesexwater.com, our Annual Reports on Form 10-K, Proxy Statements, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

This prospectus is a part of a Registration Statement on Form S-3 (which, together with all exhibits filed along with it, will be referred to as the “Registration Statement”) which we filed with the SEC to register the securities we will be offering. Certain information and details which may be important to specific investment decisions may be found in other parts of the Registration Statement, including its exhibits, but are left out of this prospectus in accordance with the rules and regulations of the SEC. To see more detail, you may wish to review the Registration Statement and its exhibits. Copies of the Registration Statement and its exhibits are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which already have been filed with the SEC, and certain information we may file in the future will automatically update and take the place of information already filed. The following documents are incorporated by reference: (a) our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 8, 2010; (b) our Current Report on Form 8-K filed on March 18, 2010; (c) our Current Report on Form 8-K filed on March 26, 2010; (d) our Current Report on Form 8-K filed on April 30, 2010; and (e) the portions of our proxy statement on Schedule 14A for our 2010 Annual Meeting of Shareholders that have been incorporated by reference into our most recent Annual Report on Form 10-K.

In addition to the documents already filed, all reports and other documents which we file in the future with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, while the registration statement of which this prospectus is a part remains effective, shall also be incorporated by reference in this prospectus.

You may request a copy of any of these filings. Such requests should be directed to: Mr. Kenneth J. Quinn, Vice President, General Counsel, Secretary and Treasurer, Middlesex Water Company, 1500 Ronson Road, Iselin, New Jersey 08830, Phone No. (732) 634-1500. You will not be charged for these copies unless you request exhibits, for which we will charge you a nominal fee. However, you will not be charged for exhibits in any case where the exhibit you request is specifically incorporated by reference into another document which is incorporated by this prospectus.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date shown on the cover page.

___________________________________________________

5,000,000 Shares of Common Stock

________________________________________________

PROSPECTUS
________________________________________________

The date of this prospectus is April 30, 2010.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      The costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with this Offering (all amounts are estimated except the registration fee) are as follows:

Item	Amount

SEC registration fee	$6,417.00
Nasdaq listing fee	20,000.00
Accounting fees and expenses	50,000.00
Legal fees and expenses	115,000.00
Printing	15,000.00
Transfer agent fees and expenses	1,000.00
Miscellaneous	52,583.00

Total	$260,000.00

Item 15.	Indemnification of Directors and Officers
      Section 14A:3-5 of the New Jersey Business Corporation Act (the “NJBCA”) gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the Court in such proceeding determines he is entitled to indemnity for such liabilities and/or expenses. No indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person’s duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

      Article VI of the Company’s By-laws provides:

“Any present or future director or officer of the Company and any present or future director or officer of any other corporation serving as such at the request of the Company because of the Company’s interest in such other corporation, or the legal representative of any such director or officer, shall be indemnified by the Company against reasonable costs, expenses (exclusive of any amount paid to the Company in settlement), and counsel fees paid or incurred in connection with any action, suit, or proceeding to which any such director or officer or his legal representative may be made a party by reason of his being or having been such director or officer; provided (1) said action, suit, or proceeding shall be prosecuted against such director or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit, or proceeding that he had been derelict in the performance of his duties as such director or officer; or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors (or, at the option of the Board of Directors, by a disinterested person or persons selected by the Board of Directors to determine the matter) that said director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit, or proceeding. The right of indemnification provided by this By-law shall be in addition to and not in restriction or limitation of any other privilege or power which the Company may have with respect to the indemnification or reimbursement of directors, officers, or employees.”

The Company has in effect a $25,000,000.00 policy of insurance indemnifying it against certain liabilities to directors and officers of the Company, and indemnifying directors and officers of the Company against certain of the liabilities which they may incur in acting in their capacities as such, all within specific limits. The insurance has a term expiring June 1, 2010.

Pursuant to Section 14A:2-7 of the NJBCA, the Company’s shareholders adopted an amendment to the Company’s Certificate of Incorporation which provides that a director or officer shall not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.

Item 16.	Exhibits

Document Description
1.1*	Form of Underwriting Agreement.
4.1	Form of Common Stock Certificate, is incorporated by reference to Exhibit 2(a) filed with the Company’s Registration Statement No. 2-55058.
4.2
Articles 7A through 7F, 8, 9 and 10 of the Restated Certificate of Incorporation are incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the Year ended December 31, 1998.

4.3
Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on June 20, 1997, is incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997.

4.4
Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on May 27, 1998, is incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

4.5
Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on June 10, 1998, is incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

4.6
Certificate of Correction of Middlesex Water Company filed with the State of New Jersey on April 30, 1999, is incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K/A-2 for the year ended December 31, 2003.

4.7
Certificate of Amendment to the Restated Certificate of Incorporation of Middlesex Water Company, filed with the State of New Jersey on February 17, 2000, is incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K/A-2 for the year ended December 31, 2003.

4.8
Certificate of Amendment to the Restated Certificate of Incorporation of Middlesex Water Company, filed with the State of New Jersey on June 5, 2002, is incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K/A-2 for the year ended December 31, 2003.

4.9
Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on June 19, 2007, is incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 30, 2010.

4.10	By-laws of Middlesex Water Company are incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
5**	Opinion of Counsel Re: Legality of Securities Registered.
23.1**	Consent of Independent Registered Public Accounting Firm.
23.2**	Consent of Counsel is included in its legal opinion filed as Exhibit 5.
24**	Power of Attorney (is included as a part of the signature page of this registration statement).

*	To be filed by amendment.

**	Filed herewith.

Item 17.	Undertakings

a.	The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the  Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.
Insofar as indemnification for liabilities arising under the Securities Act may be available to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Woodbridge, State of New Jersey on the 30th day of April, 2010.

MIDDLESEX WATER COMPANY
(Registrant)

By:	/s/ A. Bruce O’Connor
Name:	A. Bruce O’Connor
Title:	Vice President and Chief Financial Officer

KNOW  ALL  MEN  BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kenneth J. Quinn and A. Bruce O’Connor (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all  amendments  (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on behalf of the registrant and on the dates indicated below.

Signature	Title	Date

/s/ J. Richard Tompkins	Chairman of the Board and Director	April 30, 2010
J. Richard Tompkins

/s/A. Bruce O’Connor	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2010
A. Bruce O’Connor

/s/Dennis W. Doll	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2010
Dennis W. Doll

/s/John C. Cutting	Director	April 30, 2010
John C. Cutting

Signature	Title	Date

/s/Annette Catino	Director	April 30, 2010
Annette Catino

/s/Steven M. Klein	Director	April 30, 2010
Steven M. Klein

/s/John R. Middleton, M.D.	Director	April 30, 2010
John R. Middleton, M.D.

/s/John P. Mulkerin	Director	April 30, 2010
John P. Mulkerin

/s/Walter G. Reinhard	Director	April 30, 2010
Walter G. Reinhard

/s/Jeffries Shein	Director	April 30, 2010
Jeffries Shein